UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
EKSPORTFINANS ASA
(Exact name of registrant as specified in its charter)

Kingdom of Norway (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
Dronning Mauds gate 15
N-0250 Oslo
Norway
(Address of principal executive offices, including Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be registered:

$18,268,000 PLUS Notes Linked to the S&P 500® Index due March 20, 2009	American Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates: 333-140456

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Eksportfinans ASA hereby incorporates by reference the description of its securities to be registered hereunder contained in (a) the Prospectus dated February 5, 2007 under “Description of debt securities”, in the Prospectus Supplement dated February 5, 2007 under “Description of debt securities” and in the Product Supplement No. 3 dated January 25, 2008 under “Description of PLUS”, in each case filed with the Commission on January 31, 2008 pursuant to Rule 424(b)(2), and (b) Pricing Supplement No. 176 dated as of February 22, 2008 under “Key Terms Applicable to Each PLUS”, “Specific Terms for Each PLUS” and “General Information” to be filed with the Commission pursuant to Rule 424(b)(3), in the case of both (a) and (b) in connection with Registration Statement on Form F-3 File No. 333-140456 declared effective by the Commission on February 5, 2007.
Item 2. Exhibits.
     Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Eksportfinans ASA (Registrant)

By:	/s/ OLIVER SIEM
	Name: Title:	Oliver Siem Executive Vice President

Date: February 25, 2008